Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of The J. M. Smucker Company (the “Company”) for the quarter ended July 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Mark T. Smucker
Name:	Mark T. Smucker
Title:	Chief Executive Officer, President and Chair of the Board

/s/ Tucker H. Marshall
Name:	Tucker H. Marshall
Title:	Chief Financial Officer | Executive Vice President, Frozen Handheld and Spreads and Sweet Baked Snacks

Date: August 26, 2026
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.